                                                               EXHIBIT 11

                       PART II - OTHER INFORMATION

                    COMPUTATION OF EARNINGS PER SHARE

                            BROWN GROUP, INC.

(Thousands, except per share)

                                     Three Months Ended      Six Months Ended
                                     -------------------    --------------------
                                     August 3,  July 29,    August 3,  July 29,
                                       1996       1995       1996       1995
                                     ---------  --------    ---------  --------
PRIMARY

Weighted average shares outstanding    17,637     17,578       17,626    17,593

Net effect of dilutive stock options
 based on the treasury stock method
 using average market price                27          1           14        13
                                     --------   --------    ---------  --------
   TOTAL                               17,664     17,579       17,640    17,606
                                     ========   ========    =========  ========

Net earnings (loss)                  $  5,514   $ (8,381)   $   6,041  $(12,792)
                                     ========   ========    =========  ========

Net earnings (loss) per share (1)    $    .31   $   (.48)   $     .34  $   (.73)
                                     ========   ========    =========  ========


FULLY DILUTED

Weighted average shares outstanding    17,637     17,578       17,626    17,593

Net effect of dilutive stock options
 based on the treasury stock method
 using the period-end market
  price, if higher than the average
  market price                             27          1           15        40
                                     --------   --------    ---------  --------
   TOTAL                               17,664     17,579       17,641    17,633
                                     ========   ========    =========  ========


Net earnings (loss)                  $  5,514   $ (8,381)   $   6,041  $(12,792)
                                     ========   ========    =========  ========

Net earnings (loss) per share (1)    $    .31   $   (.48)   $     .34  $   (.73)
                                     ========   ========    =========  ========


(1) The dilutive effect of stock options was not included in weighted average shares outstanding for purposes of calculating earnings per share